UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2006

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 16, 2006, Pegasystems Inc. (the "Company") issued a press release stating that it has secured a hearing before a NASDAQ Listing Qualifications Panel in response to the receipt on November 13, 2006 of a NASDAQ Staff Determination letter indicating Pegasystems is not in compliance with the filing requirement for continued listing as set forth in Marketplace Rule 4310(c)(14).

As anticipated, the letter was issued in accordance with standard NASDAQ procedures due to the delayed filing of the Company's Form 10-Q for the third quarter of 2006. Pending a decision by the panel, Pegasystems shares will continue to be listed on the NASDAQ Global Select Market.

A copy of this press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: November 16, 2006	By:	/s/ Craig Dynes
Craig Dynes
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated November 16, 2006, issued by Pegasystems Inc.